UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2001

PACIFICARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-21949 (Commission File Number)	95-4591529 (IRS Employer Identification Number)

3120 Lake Center Drive, Santa Ana, California 92704
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (714) 825-5200

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 5. OTHER EVENTS.

On October 3, 2001, PacifiCare Health Systems, Inc. announced the completion of a debt for equity exchange with a holder of its 7% Senior Notes due 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Press release issued October 3, 2001 by the Registrant announcing the completion of a debt for equity exchange with a holder of its 7% Senior Notes due 2003.

99.2 Letter Amendment, dated as of August 30, 2001, to the Amended and Restated Credit Agreement, dated as of August 20, 2001, among the Registrant, the Initial Lenders, the Initial Issuing Bank and Swing Line Banks named in the Credit Agreement, as Initial Lenders, Initial Issuing Bank and Swing Line Bank, Bank of America, N.A. in its capacity as Collateral Agent and Administrative Agent, Banc of America Securities LLC and J.P. Morgan Securities Inc. in their capacity as Co-Lead Arrangers, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. in their capacity as Joint Book-Running Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC. (Registrant)

Date: October 4, 2001	By:	/s/ SUSAN L. BERKEL

Susan L. Berkel Senior Vice President of Finance and Corporate Controller (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release issued October 3, 2001 by the Registrant announcing the completion of a debt for equity exchange with a holder of its 7% Senior Notes due 2003.
99.2	Letter Amendment, dated as of August 30, 2001, to the Amended and Restated Credit Agreement, dated as of August 20, 2001, among the Registrant, the Initial Lenders, the Initial Issuing Bank and Swing Line Banks named in the Credit Agreement, as Initial Lenders, Initial Issuing Bank and Swing Line Bank, Bank of America, N.A. in its capacity as Collateral Agent and Administrative Agent, Banc of America Securities LLC and J.P. Morgan Securities Inc. in their capacity as Co-Lead Arrangers, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. in their capacity as Joint Book-Running Managers.